                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE -    MAY 15, 2002

                     NS GROUP SELECTS DELOITTE & TOUCHE LLP
                           AS INDEPENDENT ACCOUNTANTS

(NEWPORT, KENTUCKY - MAY 15, 2002) NS Group, Inc. announced today that its board of directors has approved the selection of Deloitte & Touche LLP as its independent accountant for 2002. NS Group's board of directors acted upon the recommendation of its audit committee, which reviewed the qualifications of several national accounting firms as part of its on-going corporate governance process.

"We look forward to working with Deloitte & Touche in the firm's new role as our independent accountants," said Thomas J. Depenbrock, vice president, treasurer and chief financial officer of NS Group. "They have demonstrated that they have the expertise and knowledge to provide the highest level of quality service to NS Group."

Deloitte & Touche replaces Arthur Andersen LLP who has served as the company's independent accountants since 1981.

Depenbrock continued, "Andersen's Cincinnati office provided many years of excellent, high quality service. However, we have concluded that this change is in the best interest of the company at this time."

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group log on to www.nsgrouponline.com.

THIS REPORT CONTAINS FORWARD-LOOKING INFORMATION WITH RESPECT TO THE COMPANY'S OPERATIONS AND BELIEFS. ACTUAL RESULTS MAY DIFFER FROM THESE FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NS GROUP DOES NOT UNDERTAKE ANY OBLIGATIONS TO UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS.

                               ##################

CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6814
                  www.nsgrouponline.com